Summit Cash Reserves Fund of BlackRock Financial Instititutions Series Trust

 (formerly Financial Institutions Series Trust)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 26 filed on September 21, 2006 (SEC Accession No. 000891092-06-002714).